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                                                               Exhibit 4(u)(iii)


                     FIRST AMENDMENT TO DECLARATION OF TRUST

                                       OF

                            FLEET CAPITAL TRUST VIII

                          Dated as of October 21, 1999










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                     FIRST AMENDMENT TO DECLARATION OF TRUST

                                       OF

                            FLEET CAPITAL TRUST VIII

                                October 21, 1999


         THIS FIRST AMENDMENT TO DECLARATION OF TRUST is made as of the 21st day of October, 1999 by and among Fleet Boston Corporation (the "Sponsor"), The Bank of New York (Delaware) (the "Delaware Trustee") and Eugene M. McQuade, Douglas
L. Jacobs and John R. Rodehorst (the "Regular Trustees").

                          W I T N E S S E T H  T H A T:

         WHEREAS, the Sponsor, the Regular Trustees and First Chicago Delaware Inc. (the "Original Delaware Trustee") entered into a Declaration of Trust dated as of March 16, 1998 (the "Original Declaration of Trust") in order to establish a trust (the "Trust") pursuant to the Delaware Business Trust Act for the purpose of either (i) issuing and selling the Preferred Securities (as defined in the Original Declaration of Trust) and investing the proceeds thereof in certain Debentures of the Debenture Issuer (as both terms are defined in the Original Declaration of Trust) OR (ii) issuing and offering the Preferred Securities in an Exchange (as defined in the Original Declaration of Trust) and investing the Parent Shares (as defined in the Original Declaration of Trust) received in certain Debentures; and

         WHEREAS, the Sponsor has appointed the Delaware Trustee to replace the Original Delaware Trustee; and

         WHEREAS, capitalized terms used in this First Amendment but not defined in the preamble above have the respective meanings assigned to them in the Original Declaration of Trust; and

         NOW, THEREFORE, the Regular Trustees, the Sponsor and the Delaware Trustee hereby enter into this First Amendment in order to amend the Original Declaration of Trust as set forth herein.

         1. The Original Declaration of Trust is hereby amended as follows:

         a. The definition of "Debenture Trustee" set forth in the Original Declaration of Trust is hereby amended and restated to read in its entirety as follows:

         "'Debenture Trustee' means The Bank of New York, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee."


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         b. The first sentence of Section 3.3 of the Original Declaration of
Trust is hereby amended and restated to read in its entirety as follows:

         "The Delaware Trustee shall be The Bank of New York (Delaware)."

         2. The Regular Trustees, the Sponsor and the Delaware Trustee have filed or will file with the Delaware Secretary of State a First Amendment to Certificate of Trust of the Trust in the form attached hereto as Exhibit A.

         3. Except as amended hereby, the Original Declaration of Trust shall remain in full force and effect and is hereby ratified and confirmed in all respects.


                       [Signatures continued on next page]


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         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                            /s/ Eugene M. McQuade
                                            --------------------------
                                            Name: Eugene M. McQuade
                                            Title:  Trustee

                                            /s/ Douglas L. Jacobs
                                            --------------------------
                                            Name: Douglas L. Jacobs
                                            Title:  Trustee

                                            /s/ John R. Rodehorst
                                            --------------------------
                                            Name: John R. Rodehorst
                                            Title:  Trustee

                                            THE BANK OF NEW YORK (DELAWARE),
                                            as Trustee

                                            By: /s/ William N. Gitlin
                                                -----------------------------
                                                 Name:
                                                 Title:  Authorized Signatory

                                            FLEET BOSTON CORPORARION
                                            as Sponsor

                                            By: /s/ Eugene M. McQuade
                                            -----------------------------
                                            Name: Eugene M. McQuade
                                                 Title: Vice Chairman and
                                                        Chief Financial Officer